As filed with the Securities and Exchange Commission on June 16, 2005

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                           Darling International Inc.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                 36-2495346
  (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                     251 O'Connor Ridge Boulevard, Suite 300
                               Irving, Texas 75038
                                  972.717.0300
                    (Address of Principal Executive Offices)

                           DARLING INTERNATIONAL INC.
                           2004 OMNIBUS INCENTIVE PLAN
                              (Full Title of Plan)

                              Joseph R. Weaver, Jr.
                          General Counsel and Secretary
                           Darling International Inc.
                     251 O'Connor Ridge Boulevard, Suite 300
                               Irving, Texas 75038
                                  972.717.0300
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)



                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                    Registered (1)       Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share (2)              Price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share         6,074,969                $3.70               $22,477,385              $2,646
====================================================================================================================================

(1) The securities to be registered are issuable under the Darling International Inc. 2004 Omnibus Incentive Plan. Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. Estimated based on average of the high and low prices of our common stock as reported on the American Stock Exchange on June 10, 2005.

================================================================================

                                     PART I

                            SECTION 10(a) PROSPECTUS

           The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this "Registration Statement") will be sent or given to participants in the Darling International Inc. 2004 Omnibus Incentive Plan as specified by Rule 428(b)(i) under the Securities Act of 1933 (the "Securities Act"). Such documents are not required to be, and are not being, filed by Darling International Inc. with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

           Throughout this Registration Statement, the words "Darling," "we," "us," the "Company," and "our" refer to Darling International Inc. and its consolidated subsidiaries.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by Darling with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference, as of their respective dates, in this Registration Statement:

          o Darling's Annual Report on Form 10-K for the fiscal year ended January 1, 2005;

          o Darling's Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 26, 2005, March 16, 2005, March 17, 2005, May 12, 2005 and May 17, 2005; and

          o the description of Darling's Common Stock, par value $0.01 per share (the "Common Stock"), in Darling's registration statement on Form 8-A (Registration No. 0-246201), filed September 4, 1997, as amended, and including any amendment or report filed for the purpose of updating such description.

           In addition, all documents hereafter filed by Darling pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 is not excluding other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

           Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or
(iv) for any transactions from which the director derived an improper personal benefit. Article Ten of our Restated Certificate of Incorporation, as amended, contains such a provision.

           We have obtained a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

      Exhibit No.                         Description
      -----------                         -----------

         4.1        -      Darling International Inc. 2004 Omnibus Incentive
                           Plan (incorporated by reference to Darling
                           International Inc.'s Report on Form 8-K dated May
                           17, 2005).

         5.1        -      Legal Opinion of Weil, Gotshal & Manges LLP (filed
                           herewith).

         23.1       -      Consent of Weil, Gotshal & Manges LLP (included in
                           Exhibit No. 5.1).

         23.2       -      Consent of KPMG LLP (filed herewith).

         24.1       -      Power of Attorney (included as part of the
                           signature page to this Registration Statement and incorporated herein by reference).

ITEM 9.    UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, State of Texas, on the 16 day of June, 2005.

                                        DARLING INTERNATIONAL INC.

                                        By:  /s/ John O. Muse
                                             -----------------------------------
                                             John O. Muse
                                             Executive Vice President -
                                             Finance and Administration


                                POWER OF ATTORNEY

           The undersigned directors and officers hereby constitute and appoint John O. Muse with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement on Form S-8 and, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement on Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that such attorney-in fact or his substitute shall lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 31, 2005.


      Signature                                           Title                                     Date
      ---------                                           -----                                     ----

/s/ Randall C. Stuewe                             Chairman of the Board and                       May 31, 2005
-----------------------------                     Chief Executive Officer
Randall C. Stuewe

/s/ John. O. Muse                                 Executive Vice President - Finance and          May 31, 2005
-----------------------------                     Administration (Principal Financing and
John O. Muse                                      Accounting Officer)


/s/ O. Thomas Albrecht                            Director                                        May 31, 2005
-----------------------------
O. Thomas Albrecht


/s/ Kevin S. Flannery                             Director                                        May 31, 2005
-----------------------------
Kevin S. Flannery

/s/ Fredric J. Klink                              Director                                        May 31, 2005
-----------------------------
Fredric J. Klink


/s/ Charles Macaluso                              Director                                        May 31, 2005
-----------------------------
Charles Macaluso


/s/ Michael Urbut                                 Director                                        May 31, 2005
-----------------------------
Michael Urbut


                                  EXHIBIT INDEX


      Exhibit No.                         Description
      -----------                         -----------

         4.1        -      Darling International Inc. 2004 Omnibus Incentive
                           Plan (incorporated by reference to Darling
                           International Inc.'s Report on Form 8-K dated May
                           17, 2005).

         5.1        -      Legal Opinion of Weil, Gotshal & Manges LLP (filed
                           herewith).

         23.1       -      Consent of Weil, Gotshal & Manges LLP (included in
                           Exhibit No. 5.1).

         23.2       -      Consent of KPMG LLP (filed herewith).

         24.1       -      Power of Attorney (included as part of the
                           signature page to this Registration Statement and incorporated herein by reference).





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